(d)(5)(i)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Adviser Class	Class I	Class S	Class S2
ING BlackRock Global Science and Technology Opportunities Portfolio Term Expires May 1, 2010	1.55%	1.05%	1.30%	1.45%

ING Index Plus LargeCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.05%	0.55%	0.80%	0.95%

ING Index Plus MidCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%

ING Index Plus SmallCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	0.85%	1.00%

ING International Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	1.00%	0.50%	0.75%	0.90%

ING Russell™ Large Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.87%	0.37%	0.62%	0.77%

ING Russell™ Mid Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.93%	0.43%	0.68%	0.83%

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Adviser Class	Class I	Class S	Class S2
ING Russell™ Small Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.95%	0.45%	0.70%	0.85%

ING Small Company Portfolio[1] Term Expires May 1, 2011	1.45%	0.95%	1.20%	1.35%

ING U.S. Bond Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.95%	0.45%	0.70%	0.85%

ING U.S. Government Money Market Portfolio Initial Term Expires May 1, 2010 Initial Term for Adviser Class Expires May 1, 2010	1.03%	0.53%	0.78%	0.93%

ING WisdomTreeSM Global High-Yielding Equity Portfolio Term Expires May 1, 2010	1.34%	0.84%	1.09%	1.24%

/s/HE
HE

Effective Date: August 21, 2010

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[1]

The extension of the expense limit term for ING Small Company Portfolio through May 1, 2011 is effective on or about August 21, 2010 and is contingent upon the shareholder approval of the merger of ING Wells Fargo Small Cap Disciplined Portfolio with and into ING Small Company Portfolio.

2